Exhibit 99.2

          Dolby Laboratories to Acquire Coding Technologies

  Pending Acquisition to Broaden Dolby's Technology Portfolio in the
            Digital Broadcast, Mobile, and Internet Markets

    SAN FRANCISCO & STOCKHOLM, Sweden--(BUSINESS WIRE)--Nov. 8, 2007--Dolby Laboratories, Inc. (NYSE:DLB) today announced that it has signed a definitive agreement to acquire Coding Technologies AB, a privately held provider of audio compression technologies for the mobile, digital broadcast, and Internet markets, for a purchase price of approximately $250 million net of cash. This acquisition will broaden Dolby's technology portfolio and expertise for emerging low-bandwidth media applications. The acquisition is expected to close very soon and the closing mechanics are currently in process. Certain minority equity interests of Coding Technologies will remain outstanding and will be subject to mandatory buyout procedures under Swedish law.

    "Dolby is committed to and focused on delivering innovative entertainment technology solutions to our customers and licensees. By adding Coding Technologies' expertise and high-efficiency audio compression to our portfolio of technologies and services, we will be better positioned to support our customers as they continue to move into more bandwidth-constrained delivery methods such as mobile networks and the Internet," said Bill Jasper, President and CEO, Dolby Laboratories. "In addition to extending our portfolio of solutions, we are adding the talent and know-how of Coding Technologies' employees. We share a passion for technology and entertainment and a focus on innovation."

    "We have long respected Dolby for its commitment to entertainment technology and its innovative approach," said Martin Dietz, CEO and President, Coding Technologies. "We are pleased to join forces with Dolby and provide an additional line of complementary technologies to our customers."

    The Company's Conference Call Information

    Members of Dolby management will discuss this acquisition during a conference call open to all interested parties at 2:00 p.m. PT/5:00 p.m. ET, Thursday, November 8, 2007.

    Access to the teleconference will be available over the Internet from http://investor.dolby.com/medialist.cfm or by dialing
888-715-1397. International callers can access the conference call at 913-312-1438.

    A replay of the call will be available beginning at 5:00 p.m. PT on November 8, 2007 until 9:00 p.m. PT on November 15, 2007 at
888-203-1112 (international callers can access the replay by dialing 719-457-0802) using confirmation code 8475752. An archived version of the teleconference will also be available on www.dolby.com.

    Forward-Looking Statements

    This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the company's expectations concerning the potential benefits of its acquisition of Coding Technologies, including the ability of Dolby to be better positioned to support customers, the anticipated benefits to Dolby's and Coding Technologies' customers and the complementary nature of the two companies' technologies, the expected timing for the closing of the acquisition, and other statements contained in the quotations from management in this press release. These forward-looking statements are based on information available to Dolby as of the date of this press release. Dolby's current beliefs, expectations, and assumptions involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of important factors, some of which are beyond Dolby's control. In particular, such risks and uncertainties include the possibility that the anticipated benefits to Dolby and Dolby's and Coding Technologies' customers may not be realized, integration risks, shifts in customer demand, technology risks, and risks associated with the mechanics of the closing of the acquisition. Information concerning additional important factors that could cause results to differ materially from those projected in the forward-looking statements is contained in Dolby's Securities and Exchange Commission filings and reports, including the risks identified under the section captioned "Risk Factors" in its Quarterly Report on Form 10-Q for Dolby's fiscal quarter ended June 29, 2007, which is on file with the SEC and available at the SEC's website at www.sec.gov. These forward-looking statements should not be relied upon as representing the company's views as of any subsequent date and Dolby undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

    About Coding Technologies

    Coding Technologies provides high-quality audio compression for mobile, digital broadcasting, and the Internet. Coding Technologies has offices in Sweden, Germany, China, and the US. Founded in 1997 in Stockholm, the company's technologies are included in open standards such as 3GPP, 3GPP2, MPEG, DVB, Digital Radio Mondiale, and DAB+.

    About Dolby Laboratories

    Dolby Laboratories (NYSE:DLB) develops and delivers products and technologies that make the entertainment experience more realistic and immersive. For more than four decades, Dolby has been at the forefront of defining high-quality audio and surround sound in cinema, broadcast, home audio systems, cars, DVDs, headphones, games, televisions, and personal computers. For more information about Dolby Laboratories or Dolby(R) technologies, please visit www.dolby.com.

    Dolby and the double-D symbol are registered trademarks of Dolby Laboratories. S07/18907 DLB-F

    CONTACT: Dolby Laboratories, Inc.
             Alex Hughes, 415-645-4572 (Investor Relations) investor@dolby.com
             Jeanne Alford, 415-645-5245 (Media)
             news@dolby.com